ASSET PURCHASE AGREEMENT This ASSET PURCHASE AGREEMENT (“Agreement”) is made as of the Effective Date by and between Liquidity Services Operations LLC, a Delaware limited liability company with a place of business at 6931 Arlington Road, Suite 200, Bethesda, MD 20814 (“Buyer”), and Tricida, Inc., a Delaware corporation with a place of business at 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080 (“Seller”, and together with Buyer, the “Parties”). Seller’s entry into this Agreement, and all terms of this Agreement, are subject to the approval of the United States Bankruptcy Court for the District of Delaware (the “Bankruptcy Court”). IT IS AGREED AS FOLLOWS: 1. DEFINITIONS AND INTERPRETATION In this Agreement, unless the context otherwise requires, the following words shall have the following meanings: Affiliate means, in relation to a Party, any entity, individual, firm, or corporation, directly or indirectly, through one or more intermediaries, controlling, controlled by, or under common control with such Party; Assets means the items listed in Schedule 1 to this Agreement; Business Day means a day (other than a Saturday, Sunday or holiday) when banks in New York are open for business; Clearance Date means February 28, 2023; Customers means the third party customers of Buyer who express an interest in purchasing or acquiring, or purchase or acquire, the Assets from Buyer; Effective Date means the date on which this Agreement is signed by both Parties; Encumbrance means any charge, lien, equity, third party right, option, right of pre-emption or any other encumbrance, priority or security interest whether legal or equitable, of any third party (or any agreement or commitment to create any such); Expiration Date has the meaning given to it in clause 4.2; Purchase Price has the meaning given to it in clause 2.2; Site means 7000 Shoreline Court, Suite 201, South San Francisco, CA 94080; and Transfer Date has the meaning given to it in clause 2.3. 2. AGREEMENT TO SELL AND PURCHASE 2.1 Subject to, and in accordance with, the terms and provisions of this Agreement, Seller hereby sells with full title guarantee and Buyer purchases the Assets free from all Encumbrances of whatsoever nature with effect from the Transfer Date. 2.2 The consideration for the sale of the Assets shall be $235,000.00 (the “Purchase Price”). The Purchase Price shall be paid by Buyer to an account identified by Seller within five (5) business days of the Effective Date, and in any event prior to the removal of Assets from the Site. 2.3 Ownership and risk of loss of the Assets shall pass to Buyer on payment of the Purchase Price (the “Transfer Date”). 3. BUYER’S OBLIGATIONS 3.1 Buyer shall at its own expense remove all Assets from the Site by the Clearance Date, including by arranging transportation and shipment of the Assets to an alternate location. Buyer shall do so during business hours. 3.2 Subject to clause 3.3, Buyer shall leave the Site in an orderly state as of the Clearance Date. Exhibit 10.2

2 3.3 Buyer shall not be responsible for any damage to the Site which may be revealed in the process of removal but was not caused by Buyer’s actions. Buyer also shall not be responsible for removing any of Seller’s assets which are not specifically listed on Schedule 1 hereto. 3.4 Buyer shall until all of the Assets have been removed from the Site: (a) oversee the removal of the Assets from the Site; (b) take all necessary precautions to prevent the occurrence of any injury to persons, property or the environment in connection with the removal of the Assets; and (c) comply with any health and safety rules and insurance requirements applicable to the Site of which Buyer is advised by Seller or which Seller’s landlord requires provided Buyer has been made aware of such requirements by Seller or Seller’s landlord. 3.5 Buyer shall obtain all appropriate and customary insurance necessary in connection with removal of the Assets, on terms and amounts as are sufficient and appropriate, naming Seller and the landlord as additional insureds. 3.6 Buyer shall comply with all applicable laws in connection with its actions pursuant to this Agreement. 4. SELLER’S OBLIGATIONS 4.1 Seller shall, through the Clearance Date: (a) at all times provide such assistance as Buyer may reasonably require (at Buyer’s sole cost and expense) in order to market, auction, sell or otherwise dispose of and/or remove the Assets from the Site; (b) ensure that, where applicable, all mains services to the Assets are disconnected; (c) ensure that all Assets are decontaminated, made safe, purged and drained of any and all toxic or potentially hazardous substances and that all such substances are made secure and/or removed from the Site; (d) provide Buyer with all such drawings, manuals, technical records and spare parts as Seller has readily available in relation to the Assets; and (e) maintain the Assets in the condition they are in as of the last date of inspection by Buyer. 4.2 Seller shall until the earlier of (i) the Clearance Date; or (ii) the date on which all Assets have been removed from the Site (the “Expiration Date”): (a) if the Transfer Date is earlier than the Expiration Date, allow Buyer without charge to store any Assets on the Site between the Transfer Date and the Clearance Date; (b) allow Buyer and Buyer’s employees, agents, contractors, sub-contractors and Customers without charge at all reasonable times such access of the Site and any buildings on the Site as Buyer may reasonably require in order to auction, sell or otherwise dispose of and/or remove the Assets from the Site; (c) continue to pay any rents, rates, utility charges and any other outgoings in relation to the Site; and (d) maintain adequate insurance of the Site (and any buildings on the Site) and adequate commercial general liability insurance. 4.3 Seller shall from the Effective Date until the Transfer Date: (a) maintain the Assets in the condition they are in as of the last date of inspection by Buyer; and (b) maintain its existing insurance of the Assets.

3 5. SELLER WARRANTIES 5.1 Seller warrants to Buyer: (a) Subject to approval of the Bankruptcy Court, Seller is authorized to execute and perform this Agreement, and this Agreement constitutes a valid and legally binding obligation of Seller enforceable in accordance with its terms; (b) that Seller has, and will at the Transfer Date have, and can prove on request from Buyer, good and marketable title to each Asset and each Asset is, and will at the Transfer Date be, legally and beneficially owned by Seller; (c) there are no Encumbrances over any of the Assets, nor will there be any Encumbrances over any of the Assets on the Transfer Date, and Seller has not agreed, nor will Seller have agreed at the Transfer Date, to create any Encumbrances over the Assets or any part of them; (d) each Asset is, and will at the Transfer Date be, in the possession or under the control of Seller; (e) to the knowledge of Seller, none of the Assets infringe or violate (or contain any parts or components which infringe or violate) a third party’s copyright, patent, design rights, trademark, trade secrets or other proprietary and/or intellectual property rights; (e) no damage has been done other than through normal wear and tear to any of the Assets and no Assets have left the Site since the date on which they were last inspected by Buyer; (f) except as otherwise notified to Buyer, no hazardous substances are contained in or made a part of any of the Assets and, for the purposes of this Agreement, the term “hazardous substances” shall mean, either individually or collectively, any substance or waste designated pursuant to any laws, statutes, or regulations of governmental, local or other statutory authority as presenting an imminent and substantial danger to the public health or welfare or to the environment, or as otherwise requiring special handling, collection, storage, treatment, disposal or transportation; and (h) it is in material compliance with all laws, rules and regulations applicable to its performance under this Agreement including the U.S. Foreign Corrupt Practices Act and the UK Bribery Act 2010. 6. BUYER WARRANTIES 6.1 Buyer warrants to Seller: (a) Buyer is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization. (b) Buyer has full power and authority to execute and deliver and perform its obligations under this Agreement. Buyer has taken all action necessary, to execute and deliver this Agreement and, to consummate the purchase of the Assets and to perform its obligations hereunder and thereunder. The execution and delivery by Buyer of this Agreement and the consummation by Buyer of the purchase of the Assets have been duly authorized by all necessary corporate action. Buyer has duly executed and delivered this Agreement, and upon execution and delivery will constitute a legal, valid and binding obligation of the Buyer, enforceable against Buyer in accordance with its terms. (c) No consent, approval, permit or authorization of, or declaration, filing or registration with, any governmental entity is necessary or required to be made or obtained by Buyer in connection with the execution, delivery and performance of this Agreement and the consummation of the purchase of the Assets. (d) Neither the execution, delivery or performance of this Agreement by Buyer nor the consummation by Buyer of the purchase of the Assets will (i) conflict with or result in any violation or breach of any provisions of the certificate of formation, bylaws or other organizational documents of Buyer, (ii) conflict with or violate any order or law applicable to Buyer or its rights or assets, except in each case of the foregoing clauses, for breaches, violations, defaults or terminations that would not reasonably be

4 expected to, individually or in the aggregate, impair or delay Buyer’s ability to perform its obligations under this Agreement. 7. DISPOSAL OF THE ASSETS 7.1 Seller acknowledges and agrees that: (a) Buyer may commence marketing the Assets for resale with immediate effect from signing this Agreement; (b) Buyer is entitled to dispose of the Assets by auction or by any other means as it shall in its absolute discretion determine; and (c) there are no restrictions whatsoever as to who can purchase the Assets (other than any restrictions that may be imposed by applicable laws and regulations). 8. LIMITATION OF LIABILITY 8.1 Save as otherwise provided in this Agreement, neither Party shall have any liability to the other Party under this Agreement for any consequential losses, loss of profit and/or damage to goodwill, special damages and indirect losses; loss and/or corruption of data; and/or business interruption, loss of business, contracts, opportunity and/or production. 8.2 Each Party’s total liability to the other Party under this Agreement shall not exceed the aggregate amount actually paid by Buyer as the Purchase Price under this Agreement. 8.3 Nothing in this Agreement shall exclude or limit either Party’s liability for any liability which it is not permitted to limit as a matter of law. 9. TERM 9.1 This Agreement shall commence on the Effective Date and shall remain in effect until the Expiration Date at which time it shall terminate automatically (the “Term”). Clause 3, and clauses 5 to 11 inclusive shall survive the termination of this Agreement. 10. CONFIDENTIALITY 10.1 Each Party will, during the term of this Agreement and for a period of two years thereafter, keep confidential, and will not use for any purpose (other than the proper exercise of its rights under this Agreement) nor disclose to any third party except (i) as may be required by any law or any legal or regulatory authority; or (ii) to external legal advisors, auditors, business partners, potential investors or financing parties (provided such parties are bound by confidentiality obligations equivalent to those set out in this Agreement) any information of a confidential nature, whether or not expressly identified as such (including, without limitation, trade secrets, technical information, know-how, buyer lists, and other information of commercial value) which may become known to it as a result of this Agreement and which relates to the other Party or to the other Party’s business unless: (i) that information is public knowledge or already known to that Party at the time of disclosure or subsequently becomes public knowledge in each case other than by a breach of this Agreement; or (ii) subsequently comes lawfully into its possession from a third party. 10.2 Each Party agrees that it will keep the commercial terms of this Agreement confidential and not disclose such terms other than to its professional advisers, business partners or financing parties, or as required by applicable law or regulation, including the rules of any applicable stock exchange. 11. GENERAL 11.1 This Agreement supersedes all prior agreements, understandings or arrangements between the Parties, whether oral or written, which shall all cease to have any further force or effect. Neither Party has entered into this Agreement in reliance upon, nor shall either Party have any claim or remedy in respect of, any statement, representation, warranty, undertaking or assurance made by or on behalf of either Party other than those expressly set out in this Agreement. This clause shall not exclude any liability for, or remedy in respect of, fraudulent misrepresentation.

5 11.2 Neither Party shall, nor shall it purport to, assign, transfer, charge or otherwise deal with all or any of its rights under this Agreement without the prior written consent of the other Party, such consent not to be unreasonably withheld or delayed. 11.3 This Agreement may not be released, discharged, supplemented, amended, varied or modified except by an instrument in writing signed by or on behalf of each Party. 11.4 No failure or delay by either Party in exercising any right or remedy provided by law or under or pursuant to this Agreement shall impair any such right or remedy or operate or be construed as a waiver or variation of it or preclude its exercise at any subsequent time and no single or partial exercise of any such right or remedy shall preclude any further exercise of it or the exercise of any other remedy. The rights and remedies of the Parties under or pursuant to this Agreement are cumulative, may be exercised as often as the Parties consider appropriate and are in addition to their respective rights and remedies under general law. 11.5 If at any time any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be illegal, invalid or unenforceable in any respect that shall not affect or impair the legality, validity or enforceability of any other provision of this Agreement. If at any time any provision of this Agreement shall be found by any court or administrative body of competent jurisdiction to be illegal, invalid or unenforceable in any respect but would be legal, valid or enforceable if some part of the provision were deleted, the provision shall apply with such modification(s) as may be necessary to make it legal, valid or enforceable. 11.6 This Agreement may be executed in any number of counterparts and by the different Parties in different counterparts each of which when executed and delivered is an original but all such counterparts shall be deemed to constitute one and the same instrument. 11.7 A person who is not a Party to this Agreement shall have no rights to enforce or enjoy the benefit of any term of this Agreement. 11.8 Nothing in this Agreement is intended to, or shall operate to, create a partnership between the Parties, or to authorize either Party to act as agent for the other, and neither Party shall have authority to act in the name or on behalf of or otherwise to bind the other in any way. 11.9 The laws of the state in which the Bankruptcy Court is located govern the construction of the Agreement and the performance of the Parties under this Agreement without regard to its conflict of law provisions. Any dispute arising under this Agreement will be litigated exclusively in the Bankruptcy Court, and neither Party will contest the personal jurisdiction of that court. 11.10 Each Party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury with respect to any litigation directly or indirectly arising out of, under or in connection with this Agreement. [Remainder of Page Intentionally Left Blank; Signature Page Follows]

6 IN WITNESS WHEREOF this Agreement has been signed by or on behalf of the Parties as of the Effective Date. LIQUIDITY SERVICES OPERATIONS LLC Signature Name Title Date TRICIDA, INC. Signature Name Title Date /s/ Nick Jimenez

6 Signature IN WITNESS WHEREOF this Agreement has been signed by or on behalf of the Parties as of the Effective Date. LIQUIDITY SERVICES OPERATIONS LLC Signature Name Title Date TRICIDA, INC. Gerrit Klaerner Name Chief Executive Officer Title February 21, 2023 Date [Signature Page to Asset Purchase Agreement (Liquidity Services)] /s/ Gerrit Klaerner

Schedule 1

List of Assets

Asset	*Make*	*Model*	*Quantity*
Binder Vaccum Oven (#1)	Binder	VD 53	1
Thermo Lab Line Vacuum oven	Thermo	model 3608, missing one rubber foot	1
Rotary vacuum pump #1	Fisher	Maxima MC6	1
Rotary vacuum pump #2	Edwards	?	1
Solvent evaporator trap	Thermo	RVT400-115 + 2 extra flasks + fluid.	1
Rainin LTS manual pipet 1 mL	Rainin LTS		4+
Rainin LTS manual pipet 200 uL	Rainin LTS		4+
Rainin LTS manual pipet 20 uL	Rainin LTS		4+
Water bath sonicator			1
Agilent HS-GCMS + computer	Agilent	7697A/7890B/5977A - YOM is 2014, Includes Vac Pump, Computer with OS and Consummables	1
Agilent GC-FID + computer	Agilent	7890B w/7693 Autosampler - YOM 2015, with Computer/Software, and Assorted Consummables	1
Thermo Quantis QQQ MS + vac pump + syringe pump	Thermo	Quantis QQQ, YOM 2017	1
Ultimate HPLC + computer	Thermo	Ultimate 3000, 2015 YOM, with Computer Setup and Assorted Consummables Included	1
ICS-5000 DP+ + computer(#1)	Thermo	ICS 5000 DP+ (dual) - 2017, with Computer and Consummables.	1
Agilent GCMS + computer	Agilent	7890B/5977/7693 -2018, with Pfeiffer Vacuum Pump, Computer OS and Consummables	1
ICS-2100 (shared computer)	Thermo	ICS-2100 (with EGC) - 2014 YOM, with Computer	1
ICS-5000 DP+ + computer(#1)	Thermo	ICS 5000 DP+ (dual) - 2014YOM, with Consummables	1
Malvern Mastersizer 3000 + HydroMV + computer	Malvern	Mastersizer 3000 + hydroMV + feed pump	1
Nikon eclipse microscope + CCD + computer	Nikon	Eclipse TS100, 5, 10, 20x objectives	1
Mettler Toledo analytical balance	Mettler Toledo	ME204E	1
Vortexer #1	VWR	Vortex Genie 2	1
Vortexer #2	Fisher Sci	Mini Vortex mixer	1
Ultimate UPLC (dual) + computer	Thermo	Ultimate 3000 UPLC dual (2014)	1
RI detector	ERC	RefractoMax520	1
Deli fridge (4C)	Thermo	IsoTemp (4 ft)	1
neg 80C freezer	Thermo	Forma 900	1
Julabo recirculating heaters/chillers	Julabo	F25 HL + 3 more (isotemp)	7+3
6L jacketed reactor	ACE glass	6 L jacketed	1
0.5L jacketed reactor	ACE glass	0.5 L jacketed	1
Overhead stirrers	Caframo	BDC3030 or Heidolf, Fisher, etc.	6
Computer (julabo control)			
Peristaltic Pumps	Wheaton	Omnispense Elite	3
Moisture balance MX-50 (#1)	AND	MX-50	1
1L jacketed reactor	ACE glass		1+
NIR spectrometer and probe	i-Red		1
multiport syringe pump	Rxnhub	syringe pump	1
Refrigerated centrifuge and rotors	Thermo Sorvall	Legend XTR	1
centrifuge (small tubes)	Eppendorf	5425C	1

7

Vacuum aspirator	Vacuubrand	BVC control	1
Moisture balance MX-50 (#2)		MX-50	1
Mettler Toledo analytical balance (#2)	Mettler Toledo	ML 204T + printer	1
Electric autopipet Rainin LTS 20 mL	Rainin		2+
Electric autopipet Rainin LTS 10 mL	Rainin		2+
Electric autopipet Rainin LTS 5 mL	Rainin		2+
Electric autopipet Rainin LTS 1 mL	Rainin		2+
Computer			
Mettler Toledo analytical balance (#3)	Mettler Toledo	ML 204T + printer	1
Vortexer (plate)	VWR	Vortex Genie 2	1
vortexer (short)	Thermo	LP Vortex Mixer	1
Electric crimper	Wheaton	Crimpenstein	2
Fire sting oxygen sensor (new)	FireSting	Go2 + Oxsolv probe (new)	1
Turbidity analyzer	Hanh	TL-2310	1
Plate reader + laptop	Molecular Devices	Spectromax 384 Plus	1
Oxygen flask combustion chamber	EAI		1
Oxygen combustion flasks and platinum baskets	EAI	with Flask Combustion Unit	3
Titrator and electrodes	Mettler Toledo	T50	1
Binder Vaccum Oven (#2)	Binder	VD-53 UL	1
Binder Vaccum Oven (#3)	Binder	VD-53 UL	1
rotary vacuum pump	Fisher	Maxima MC6	1
rotary vacuum pump	Fisher	Maxima MC6	1
Lab oven	Thermo	Heratherm OMH60	1
Lab oven	Binder	FP 53 UL	1
Incubator chambers	Fisher	Isotemp incubators model no 6841	2
Orbital shaker	IKA	AS260.1	1
Incubated orbital shaker	IKA	KS 3000 iControl	1
Incubated orbital shaker	IKA	KS 4000 iControl	2
Incubated orbital shaker (220V)	IKA	KS 4000 iControl	1
Thermo Lab Line Vacuum oven	Thermo	Lab Line vac oven model 3608	1
Scroll pump	Vacuubrand	MZ 2 NT pump	1
Binder environmental chamber + water conditioners	Binder	KBF 115 (one with lamp, one without) + water conditioners	2
MilliQ system	Millpore	Direct 16	1
Dishwasher	Lancer	815 LX	1
Reactor Ready Stand	Radleys		1
Hot plates			multiple
Belly dancer shaker			1
Bio safety cabinet Class II Type A/B3			1
Light box	BYK		1
Tap density analyzer	Varian		1
Vibratory sieve shaker and 3" sieves	Gilson	SS-3	2
Soundproof chamber (for sieves)	Gilson		1
Thermogravimetric analyzer (TGA) + computer		TGAQ500	1
Vacuum heat sealer with compressor	Amerivacs	CAVN-20 (one is 220V)	2
Balance (low accuracy)	Mettler Toledo	PM480	3000
Lyophilizer + pump + try dryer	Labconco	7948020 Model	1
Lyophilizer + tray dryer	Labconco		1
VWR dishwasher	VWR	model # 82100-0004	1
pH meters + electrodes (+ conductivity)	Orion	Versastar + Star A222 portable meter, and conductivity module	3
Homogenizer	Brinkmann	Polytron PT 3000	1
Cool / Room temp incubator	Panasonic	MIR-254-PA	1
FBRM probe	Mettler Toledo	Particle Track G400	1
Rotovap	Buchi	R200-B490	1
	Thermo Scientific	ICS-1600	1

8

9 Mettler Toledo Mixer with Caframo Stirrer 1